                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-3 (File Nos. 33-50047, 33-50047-01, 33-63451 and
33-63087) and Form S-8 (File Nos. 333-01931, 33-63089, 33-63093, 33-63085,
33-63901, 33-24285 and 333-24283) of our reports dated February 12, 1996, on our audit of the consolidated financial statements and consolidated financial statement schedule of U S WEST, Inc. for the year ended December 31, 1995, which reports are included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 25, 1998

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 1998 on the consolidated financial statements, the consolidated financial statement schedule and Supplementary Selected Proportionate Results of Operations of U S WEST, Inc., as of December 31, 1997 and 1996 and for the years then ended included in this Annual Report on Form 10-K, into U S WEST, Inc.'s previously filed Registration Statement on Forms S-3 (Nos. 33-50047, 33-50047-01, 33-63451 and 33-63087) and on Forms S-8
(Nos. 333-01931, 33-63089, 33-63093, 33-63085, 33-63091, 333-24285 and
333-24283).

/s/ Arthur Andersen LLP

Denver, Colorado,
March 25, 1998.